PROMISSORY NOTE

$63,031.01                                                 Date:  APRIL 15, 1993

PRISM SOFTWARE CORPORATION (the "Promisor") promises to pay to the order of JAMES OR JUDITH BONE (the "Payee"), at MISSION VIEJO, CALIFORNIA, (or at such other place as the Payee may direct in writing) the sum of $63,031.01 with interest from JANUARY 1, 1993, on the unpaid principal at the rate of 10.00 per cent per annum. Unpaid principal after the Due Date (Nov. 1, 1993) shall accrue interest at the rate of 10.00 per cent per annum until paid.

A payment of $20,000 will be made on May 31, 1993. Additional monthly payments of $10,000 per month will be made on the last day of each month until paid.

Any unpaid principal and accrued interest shall be payable in full on NOVEMBER 1, 1993 (the "Due Date"). All payments on the note shall be applied first in payment of accrued interest and any remainder in payment of principal.

The Promisor waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

If the Note is not paid by the Due Date, the Promisor promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

The Promisor reserves the right to prepay this Note in whole or in part prior to the Due Date with no prepayment penalty.

If any of the following events of default occur, this note shall become due immediately, without demand or notice: 1) failure of the Promisor to pay the principal and any accrued interest in full on or before the Due Date of the note or within 15 days of the due date of any installment payment due thereunder; 2) filing of a voluntary bankruptcy by the Promisor or an involuntary bankruptcy against the Promisor; 3) application for the appointment of a receiver for, making of a general assignment for the benefit of creditors by, or insolvency of Promisor.

No renewal or extension of this Note, delay in enforcing any right of Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee's option.

This Note shall be construed in accordance with the laws of the State of CALIFORNIA.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operational.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States.

                           Executed this 15th of APRIL, 1993 at _______________.

                                         PRISM SOFTWARE CORPORATION
                                         By:  /s/ Arthur Wilkes
                                             -------------------------------
                                              ARTHUR WILKES